SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2005
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
0-3576
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683
(Address of principal executive offices)
Registrant’s telephone number, including area code: (770) 955-2200
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     At its meeting on December 9, 2005, the Cousins Properties Incorporated (“Cousins”) Compensation, Succession, Nominating and Governance Committee (the “Committee”) of the Board of Directors took the actions described below.
2006 Annual Incentive Bonus Program
     The Committee approved an annual incentive cash bonus program for fiscal year 2006. The 2006 awards will be made based on Cousins’ achievement of corporate performance goals for fiscal year 2006 and the assessed contribution of the participant to Cousins’ success. Cousins’ named executive officers are participants in the program.
     The amount of each award will be based on a target bonus set by the Committee for fiscal year 2006, which is determined based on a percentage of the participant’s annual salary. For the named executive officers, the target amounts set by the Committee for 2006 awards range from 85% to 123% of 2006 base salary. If Cousins’ actual performance exceeds its performance goals for 2006, the awards granted to participants under the program may exceed the target bonus amount. The Committee has not yet set the performance goals for fiscal year 2006. The program is not set forth in a written agreement.
2005 Restricted Stock Unit Plan
     The Committee adopted the 2005 Restricted Stock Unit Plan (the “RSU Plan”) and approved the grant of restricted stock units (“RSUs”) to the named executive officers pursuant to the terms and conditions of the RSU Plan and in accordance with the form of Restricted Stock Unit Certificate (“RSU Certificate”).
     The following is a description of the material terms and conditions of the RSU Plan. The RSU Plan, including the form of RSU Certificate, is filed as Exhibit 10.1 to this Form 8-K.
     The purpose of the RSU Plan is to promote Cousins’ interest by authorizing the Committee to grant RSUs to key employees to attract and retain such key employees, to provide an additional incentive for such key employees to work to increase the value of Cousins stock and to provide each key employee with a stake in the future of Cousins that corresponds to the stake of Cousins’ stockholders, without resulting in further dilution of the ownership interests of the shareholders of Cousins.
     An RSU is a right to receive a payment in cash equal to the fair market value of one share of Cousins common stock as of the date payment is due under the RSU Plan. The terms of the RSU are set forth in the RSU Certificate. The Committee has the discretion to set the vesting schedule in the RSU Certificate. The form RSU Certificate provides for RSUs to vest 25% on each anniversary of the grant date.
     To the extent Cousins declares a cash dividend on Cousins common stock with a record date that occurs before an RSU is settled or forfeited, Cousins shall pay an amount equal to such cash dividend to the key employee as soon as practical after the payment date of such common stock dividend.
     The key employee must remain continuously employed from the date the RSU is granted through the applicable vesting date (or record date, in the case of dividends) in order to receive the payment that vests on such date. A failure to remain continuously employed shall result in the key employee’s forfeiting the RSU and all future payments. RSUs vest upon the key employee’s death. In addition, RSUs vest upon a “change in control” of Cousins (as defined in the RSU Plan).
     The Committee will adjust the outstanding RSUs to reflect any change in the capitalization of Cousins, including stock dividends and stock splits, and to reflect certain corporate transactions.

     Key employees have no rights as a shareholder of Cousins as a result of the grant of an RSU. The obligation of Cousins to make payments under the RSU Plan shall be general and unsecured, and payments shall be made solely from the general assets of Cousins. RSUs are not transferable by a key employee. The RSU Plan is administered by the Committee.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
          The following exhibit is filed herewith:

Exhibit No.	Description
10.1	2005 Restricted Stock Unit Plan, including the form of Restricted Stock Unit Certificate

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2005

COUSINS PROPERTIES INCORPORATED

By:	/s/ Robert M. Jackson

Robert M. Jackson Senior Vice President, General Counsel and Corporate Secretary

Exhibit No.	Description
10.1	2005 Restricted Stock Unit Plan, including the form of Restricted Stock Unit Certificate